AMENDMENT TO THE

SECOND AMENDED AND RESTATED

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS AMENDMENT (the “Amendment”) is hereby made to that certain Second Amended and Restated Membership Purchase Agreement (the “Purchase Agreement”), dated January 16, 2007 (the “Effective Date”), by and among (i) Fortress America Acquisition Corporation, a Delaware corporation (“FAAC”); (ii) VTC, L.L.C., a Maryland limited liability company (“VTC”); (iii) Vortech, LLC, a Maryland limited liability company (“Vortech”); Thomas P. Rosato (“Rosato”) and Gerard J. Gallagher (“Gallagher”) (Rosato and Gallagher together own all of the outstanding membership interests of both VTC and Vortech (each a “Member” and jointly the “Members”)); and (iv) Thomas P. Rosato in his capacity as the “Members’ Representative.” Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Purchase Agreement.

RECITALS

A.  FAAC, VTC, Vortech, the Members and other parties named therein have entered into the Purchase Agreement pursuant to which, among other things, FAAC will, at the Closing, acquire all of the equity interests in VTC and Vortech, which will become wholly-owned subsidiaries of the FAAC (the “Transaction”).

B. FAAC changed its name to Fortress International Group, Inc. (“FIG”);

C. Gallagher desires to convey a two and nine tenths percent (2.9%) membership interest (the “Trust Interests”) in both VTC and Vortech to the Gerard J. Gallagher Charitable Remainder Unitrust (the “Trust”) (the “Trust Assignment”) and a two and seventeen hundredths percent (2.17%) membership interest (the “Charity Interests”) in both VTC and Vortech to Guardians of Life, Inc., a Maryland charitable entity (the “Charity”) (the “Charity Assignment”) (the Trust Assignment and the Charity Assignment shall collectively be referred to as the “Gallagher Assignments”);

D. The parties hereto desire to amend the Purchase Agreement in accordance with the following terms and provisions.

AGREEMENT

1. The preamble hereto is incorporated herein and, by this reference, is made a substantive part hereof.

2. Upon completion of the Gallagher Assignments, the Trust and the Charity shall each be a Member of VTC and Vortech and the Trust and the Charity shall be entitled to a proportionate amount of the Purchase Consideration equal to their percentage interest in each of VTC and Vortech, except that notwithstanding such membership interests owned by the Trust and the Charity, respectively, the parties hereto agree that the Trust and Charity shall, for purposes of Purchase Agreement, only be entitled to receive the following amounts of Cash Consideration delivered at Closing in exchange for their respective membership interests and such amount of Cash Consideration shall reduce the amount of Cash Consideration that would otherwise have been delivered to Gallagher at Closing pursuant to Section 2.2 of the Purchase Agreement:

The Gerard J. Gallagher Charitable Remainder Unitrust	$1,000,000
Guardians of Life, Inc.	$ 750,000

3. The Trust and the Charity shall not be entitled to receive any Stock Consideration under the Purchase Agreement.

4. The Trust and Charity shall each be required, at Closing, to deliver an Assignment of Membership Interest conveying their respective membership interests in VTC and Vortech to FIG and any other documents, instruments or agreements that a Member receiving only Cash Consideration would be required to deliver under the Purchase Agreement or to otherwise effectuate the transfer to FIG of the Trust Interests and the Charity Interests, respectively.

5. The Trust and the Charity make no representations or warranties under the Purchase Agreement and shall have no obligation to indemnify FIG under Article IX of the Purchase Agreement or otherwise.

6. By their execution hereof, the Members of Vortech and VTC consent to the Gallagher Assignments and hereby consent, ratify and confirm the amendment of the Purchase Agreement in accordance with the terms and conditions of this Amendment.

7. To the extent, if any, that any provision of this Amendment conflicts with or differs from any provision of the Purchase Agreement, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

8. Except as modified hereby, the Purchase Agreement and its terms and provisions are hereby ratified and confirmed for all purposes and in all respects.

9. This Amendment may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

(Signatures on following page.)

In Witness Whereof, the undersigned have executed this Amendment to Second Amended and Restated Membership Interest Purchase Agreement as of the 16th day of January, 2007.

FORTRESS AMERICA
ACQUISITION CORPORATION)

a Delaware corporation

By: /s/ Harvey L. Weiss
Name: Harvey L. Weiss
Title: Chairman

VTC, L.L.C.,
a Maryland limited liability company

By: /s/ Gerard J. Gallagher
Name: Gerard J. Gallagher
Title: President

VORTECH, LLC,
a Maryland limited liability company

By: /s/ Gerard J. Gallagher
Name: Gerard J. Gallagher
Title: President

MEMBERS:

/s/ Thomas P. Rosato
Thomas P. Rosato

/s/ Gerard J. Gallagher
Gerard J. Gallagher

MEMBERS’ REPRESENTATIVE:

/s/Thomas P. Rosato
Name: Thomas P. Rosato

THE GERARD J. GALLAGHER
CHARITABLE REMAINDER UNITRUST

By: /s/ Gerard J. Gallagher
GERARD J. GALLAGHER, Trustee

GUARDIANS OF LIFE, INC.

By: /s/Gerard J. Gallagher
Name: Gerard J. Gallagher
Title: Director